SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Hallwood Energy Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                              84-1489099
--------------------------------------------------------------------------------
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)

                          4610 S. Ulster St., Suite 200
                                Denver, CO 80237
                                 (303) 850-7373


(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), please check the following box.     [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), please check the following box.     [X]

Securities  Act  registration   statement  files  numbers  to  which  this  form
relates........... 333-77409

Securities to be registered pursuant to Section 12(b) of the Act:   None

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

         None                                     Not applicable


         Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, par value $0.01 per share
         Series A Cumulative Preferred Stock, par value $0.01 per share
         Rights to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share

--------------------------------------------------------------------------------



                                Page 1 of 3 Pages

 ITEM 1.          Description of Securities To Be Registered.
                  ------------------------------------------

         The information set forth under the caption "Description of Energy Corporation's Capital Stock" in the joint proxy statement/prospectus contained in the Registration Statement on Form S-4 of Hallwood Energy Corporation, filed with the Securities and Exchange Commission on April 30, 1999 (File No. 333-77409) (the "Registration Statement"), is incorporated herein by reference.

ITEM 2.                    Exhibits
                           --------

         1. Certificate of Incorporation of Hallwood Energy Corporation, filed as Exhibit 3.1 to the Registration Statement, is incorporated herein by reference.

         2.       Certificate  of   Designations  of  the  Series  A  Cumulative
                  Preferred  Stock  of  Hallwood  Energy  Corporation,  filed as
                  Exhibit 4.1 to the Registration Statement, is incorporated herein by reference.

         3. Form of Certificate of Designations of the Series B Junior Participating Preferred Stock of Hallwood Energy Corporation, filed as Exhibit 4.2 to the Registration Statement, is incorporated herein by reference.

         4. Form of Rights Agreement, filed as Exhibit 10.1 to the Registration Statement, is incorporated herein by reference.






                                Page 2 of 3 Pages

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-A registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 4, 1999

                                         HALLWOOD ENERGY CORPORATION



                                          By: /s/ Cathleen M.  Osborn
                                             -----------------------------------
                                              Cathleen M. Osborn, Vice President






                                Page 3 of 3 Pages